EXHIBIT 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 150 East Gay Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale Exec. V.P., CFO (614) 887-5610 myale@glimcher.com	Lisa A. Indest V.P. of Finance and Accounting (614) 887-5844 lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, February 21, 2007

GLIMCHER REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

•	Average mall store sales increased 4.2% to $348 per square foot

•	Record same mall store occupancy of 91.7%, 220 basis points over December 31, 2005

•	Quarterly releasing spreads increased 12% over the prior rate

COLUMBUS, OH - February 21, 2007 - Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the fourth quarter and full year ended December 31, 2006. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release. References to per share amounts are based on diluted common shares.

Net loss available to common shareholders during the fourth quarter of 2006 was $(57.3) million, or $(1.56) per share, as compared to net income of $9.8 million, or $0.27 per share, in the fourth quarter of 2005. Funds From Operations (“FFO”) during the fourth quarter of 2006 was $(42.4) million, compared to $29.4 million in the fourth quarter of 2005. On a per share basis, FFO during the fourth quarter of 2006 was $(1.06) per share compared to $0.74 per share for the fourth quarter of 2005. Included in the results for the fourth quarter of 2006 were previously disclosed non-cash impairment and debt defeasance charges of $72.5 million.

For the twelve months of 2006, net loss available to common shareholders was $(94.6) million or $(2.58) per share, compared to net income of $3.4 million, or $0.09 per share, during the twelve months of 2005. FFO for the twelve months of 2006 was $(25.5) million, or $(0.64) per share, as compared to $77.7 million, or $1.95 per share, in 2005.

Excluding all impairment charges incurred along with the $9.4 million of charges related to the early retirement of debt, FFO per share for the fourth quarter and full year 2006 would be $0.75 and $2.39, respectively.

“From an operations perspective, we made solid progress during the quarter,” stated Michael P. Glimcher, President and CEO. “Record mall store occupancy, improving recovery rates and positive releasing spreads positions us well as we head into fiscal year 2007.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended December 31,		For Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenues	$86,075	$80,279	$309,264	$300,026
Net (loss) income available to common shareholders	$(57,251)	$9,758	$(94,602)	$3,413
Earnings per diluted common share	$(1.56)	$0.27	$(2.58)	$0.09
FFO	$(42,353)	$29,369	$(25,502)	$77,666
FFO per diluted common share	$(1.06)	$0.74	$(0.64)	$1.95

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Highlights

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Total revenues of $86.1 million in the fourth quarter of 2006 compared to revenues of $80.3 million for the fourth quarter of 2005. Higher gross proceeds of $4.5 million from the sale of outparcels during the fourth quarter of 2006 along with positive growth in comparable mall revenues led to the increase in total revenues over the fourth quarter of 2005.

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Revenues in 2006 were $309.3 million, a 3.1% increase from the prior year. Higher gross proceeds of $3.7 million from the sale of outparcels during 2006 along with positive growth in property management fees and comparable mall revenues led to the increase in total revenues over 2005.

•
Net loss available to common shareholders for the fourth quarter of 2006 was $(57.3) million compared to a net income of $9.8 million for the fourth quarter of 2005. The decrease was primarily the result of $72.5 million of non-cash impairment and debt defeasance charges recognized during the fourth quarter of 2006. These charges were partially offset by higher net profit from the sale of outparcels during the fourth quarter of 2006 along with positive growth in comparable mall net operating income over the fourth quarter of 2005.

•
Net (loss) income available to common shareholders for 2006 decreased $98.0 million compared to 2005. The decrease was primarily the result of $121.3 million of non-cash impairment and debt defeasance charges recognized during 2006. These charges were partially offset by $16.4 million of non-cash impairment charges recognized during 2005, higher net profit from the sale of outparcels during 2006 along with positive growth in property management fees and comparable mall net operating income over 2005.

•
Wholly-owned same mall net operating income increased in the fourth quarter of 2006 by 3.4% over same mall net operating income for the fourth quarter of 2005. When excluding mall properties classified as held-for-sale, net operating income increased 4.3% for the quarter.

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Wholly-owned same mall store average rents were $25.95 per square foot at December 31, 2006, an increase of 0.5% from the $25.83 per square foot at December 31, 2005. Occupancy for the wholly-owned same mall stores at December 31, 2006 was 91.7% compared to 89.5% at December 31, 2005. When excluding the mall properties classified as held-for-sale, mall store occupancy was 94.4% at December 31, 2006, 340 basis points above occupancy levels for the same properties as of December 31, 2005.

•
Average retail sales for the wholly-owned same mall stores increased 4.2% to $348 per square foot for the twelve months ending December 31, 2006 compared to $334 per square foot at December 31, 2005. Comparable mall store sales increased 0.7% for the twelve months ending December 31, 2006 compared to the same period in 2005. When excluding the mall properties classified as held-for-sale, average retail sales were $362 per square foot for the twelve months ending December 31, 2006.

•
Debt-to-total-market capitalization at December 31, 2006 (including the Company’s pro-rata share of joint venture debt) was 56.3% based on the common share closing price of $26.71, compared to 57.2% at September 30, 2006 based on the common share closing price of $24.78. Debt with fixed rates represented approximately 86% of the Company’s total outstanding borrowings at December 31, 2006 as compared to 89% as of September 30, 2006.

2007 Outlook

The Company continues to estimate earnings per share to be in the range of $1.84 to $1.94 for 2007 and FFO per share to be in the range of $2.25 to $2.35 for 2007. All assumptions detailed in previous guidance remain the same.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2007 follows:
	Low End	High End
Estimated earnings per share	$1.84	$1.94
Add: Real estate depreciation and amortization*	2.00	2.00
Less: Gain on sales of properties	(1.59)	(1.59)
Estimated FFO per share	$2.25	$2.35

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For the first quarter of 2007, the Company estimates earnings per share to be in the range of $0.01 to $0.05 and FFO per share to be in the range of $0.48 to $0.52. A reconciliation of the range of estimated FFO per share to estimated earnings per share for the first quarter of 2007 follows:
	Low End	High End
Estimated earnings per share	$0.01	$0.05
Add: Real estate depreciation and amortization*	0.47	0.47
Estimated FFO per share	$0.48	$0.52

* wholly owned properties and pro rata share of joint ventures

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale. Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Fourth Quarter Conference Call

Glimcher’s fourth quarter investor conference call is scheduled for 11 a.m. ET on Thursday, February 22, 2007. Those wishing to join this call may do so by calling (888) 879-9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on February 22, 2007 and continue through March 8, 2007. Supplemental information about the fourth quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5844.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls. At December 31, 2006, the Company’s mall portfolio, including assets held through one of our strategic joint ventures, consisted of 26 properties located in 16 states with gross leasable area totaling approximately 23.7 million square feet. The community center portfolio is comprised of four properties representing approximately 1.0 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT.F” and “GRT.G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

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Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, tenant bankruptcies, bankruptcies of Joint Venture (JV) partners, failure to increase mall store occupancy and same-mall operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, the failure to achieve FFO and/or earnings per share for 2007 set forth in this press release, failure of the Company to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell malls and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls and community centers, the failure to upgrade tenant mix, restrictions in current financing arrangements, the failure to refinance debt at favorable terms and conditions, loss of key personnel, increases in impairment charges, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company

Visit Glimcher at: www.glimcher.com

Financial Tables to follow…

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended December 31,
Statement of Operations	2006		2005

Total revenues	$86,075		$80,279
Total expenses (1)	(98,119)		(48,348)
Operating (loss) income	(12,044)		31,931
Interest expense, net	(21,781)		(19,256)
Equity in income of unconsolidated entities, net	344		51
(Loss) income before minority interest in operating partnership
and discontinued operations	(33,481)		12,726

Minority interest in operating partnership	4,648		(829)
(Loss) income from continuing operations	(28,833)		11,897
Discontinued operations:
Loss on sale of properties	-		(84)
Impairment losses - real estate assets	(16,429)		-
(Loss) income from operations	(7,630)		2,304
Net (loss) income	(52,892)		14,117
Less: Preferred stock dividends	(4,359)		(4,359)
Net (loss) income available to common shareholders	$(57,251)		$9,758

Reconciliation of Net Income (Loss) Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share (2)		Common Share

Net (loss) income available to common shareholders	$(57,251)		$9,758
Minority interest in operating partnership	(4,648)		829
	(61,899)	$(1.56)	10,587	$0.27
Real estate depreciation and amortization	18,318	$0.46	18,698	0.47
Equity in income of unconsolidated entities	(344)	$(0.01)	(51)	-
Pro-rata share of joint venture funds from operations	1,572	$0.05	51	-
Gain on sale of properties	-	-	84	-
Funds From Operations	$(42,353)	$(1.06)	$29,369	$0.74

Weighted average common shares outstanding - basic	36,686		36,442
Weighted average common shares outstanding - diluted	39,682		39,943

Earnings per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.95)		$0.23
Discontinued operations per common share	$(0.61)		$0.04
Earnings per common share	$(1.56)		$0.27

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.95)		$0.21
Discontinued operations per diluted common share	$(0.61)		$0.06
Earnings per diluted common share	$(1.56)		$0.27
Funds from operations per diluted common share	$(1.06)		$0.74

(1) 2006 Expenses include a non-cash impairment charge of $46,688.
(2) FFO per share has been calculated using 40,138 common shares, which includes the common stock equivalents.

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Twelve Months ended December 31,
Statement of Operations	2006		2005

Total revenues	$309,264		$300,026
Total expenses (1)	(245,522)		(194,032)
Operating income	63,742		105,994
Interest expense, net	(84,520)		(74,127)
Equity in income of unconsolidated entities, net	1,443		51
(Loss) income before minority interest in operating partnership
and discontinued operations	(19,335)		31,918

Minority interest in operating partnership	7,733		(252)
(Loss) income from continuing operations	(11,602)		31,666
Discontinued operations:
Gain on sale of properties	1,717		1,619
Impairment losses - real estate assets	(65,230)		(16,393)
(Loss) income from operations	(2,050)		3,958
Net (loss) income	(77,165)		20,850
Less: Preferred stock dividends	(17,437)		(17,437)
Net (loss) income available to common shareholders	$(94,602)		$3,413

Reconciliation of Net Loss Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share (2)		Common Share

Net (loss) income available to common shareholders	$(94,602)		$3,413
Minority interest in operating partnership	(7,733)		252
	(102,335)	$(2.58)	3,665	$0.09
Real estate depreciation and amortization	73,926	1.87	75,620	1.90
Equity in income of unconsolidated entities	(1,443)	(0.04)	(51)	-
Pro-rata share of joint venture funds from operations	6,067	0.15	51	-
Gain on sale of properties	(1,717)	(0.04)	(1,619)	(0.04)
Funds From Operations	$(25,502)	$(0.64)	$77,666	$1.95

Weighted average common shares outstanding - basic	36,611		36,036
Weighted average common shares outstanding - diluted	39,646		39,856

Earnings per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.93)		$0.37
Discontinued operations per common share	$(1.65)		$(0.27)
Earnings per common share	$(2.58)		$0.09

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.93)		$0.36
Discontinued operations per diluted common share	$(1.65)		$(0.27)
Earnings per diluted common share	$(2.58)		$0.09
Funds from operations per diluted common share	$(0.64)		$1.95

(1) 2006 Expenses include a non-cash impairment charge of $46,688.
(2) FFO per share has been calculated using 40,089 common shares, which includes the common stock equivalents.

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	December 31,	December 31,
	2006	2005

Investment in real estate, net	$1,773,805	$1,877,059
Total assets	$1,888,820	$1,995,312
Mortgage notes and other notes payable	$1,576,886	$1,501,481
Debt / Market capitalization	55.3%	56.1%
Debt / Market capitalization including pro-rata share of joint ventures	56.3%	56.9%

	December 31,	December 31,
	2006	2005
Occupancy:
Wholly-owned Malls:
Mall Anchors	93.9%	95.2%
Mall Stores	91.7%	89.5%
Total Consolidated Mall Portfolio	93.1%	93.2%

Mall Portfolio including Joint Ventures:
Mall Anchors	94.3%	95.5%
Mall Stores	91.5%	89.2%
Total Mall Portfolio	93.3%	93.2%

Comparable Occupancy: (1)
Comparable Mall Stores	91.8%	89.2%
Comparable Mall Portfolio	93.2%	93.2%

Average Base Rents:
Wholly-owned Malls:
Mall Anchors	$6.31	$6.19
Mall Stores	$25.95	$25.83

Mall Portfolio including Joint Ventures:
Mall Anchors	$6.70	$6.61
Mall Stores	$25.82	$25.86

Comparable Average Base Rents (1):
Comparable Mall Anchors	$6.81	$6.61
Comparable Mall Stores	$25.92	$25.86

(1) Comparable occupancy rates and base rent (total portfolio including joint venture properties) exclude the properties sold after 12/31/2005 from the 12/31/2005 calculation and those acquired after 12/31/2005 from the 12/31/2006 calculation.

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